Exhibit 3.10

Certificate of Formation of Porpoise Ventures LLC

Delaware	PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PORPOISE VENTURES LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF MAY, A.D. 2005, AT 5:49 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “NYALA VENTURES LLC” TO “PORPOISE VENTURES LLC”, FILED THE SIXTH DAY OF JUNE, A.D. 2005, AT 5:48 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3970568 810 OH	AUTHENTICATION: 3951602
050499067	DATE: 06-15-05

CERTIFICATE OF FORMATION

OF

NYALA VENTURES LLC

TO THE SECRETARY OF STATE

OF THE STATE OF DELAWARE:

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

I.

NAME

The name of the limited liability company is Nyala Ventures LLC (the “Company”).

II.

INITIAL REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

IN WITNESS WHEREOF, the undersigned authorized agent of the Company has executed this Certificate of Formation as of May 16, 2005.

/s/ Gavin Klein
Gavin Klein
Authorized Person

243013 v1/RE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

NYALA VENTURES LLC

TO THE SECRETARY OF STATE

OF THE STATE OF DELAWARE:

The undersigned, an authorized natural person, for the purpose of amending the certificate of formation of a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company is Nyala Ventures LLC (the “Company”).

SECOND: Article I of the certificate of formation of the Company shall be amended and restated in its entirety to read as follows:

“The name of the limited liability company is Porpoise Ventures LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned authorized agent of the Company has executed this Certificate of Amendment as of June 6, 2005.

/s/ Gavin Klein
Gavin Klein
Authorized Person

244820 v1/RE